Exhibit 99.1

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
ANNOUNCES SECOND QUARTER 2015 FINANCIAL RESULTS

Recurring Monthly Revenue Continues to Drive Strong Revenue And Financial Growth;
Positive Operating Metrics Contribute to Future Cash Flow

St. Louis, MO - August 12, 2015 – Interface Security Systems Holdings, Inc. (along with its subsidiary, the "Company") today reported financial and operating results for the three and six months ended June 30, 2015.

Key Highlights:

•	Total revenue of $38.5 million for the second quarter of 2015, an increase of 40.4%, compared to $27.4 million for the same period in 2014.

•	Total Recurring Monthly Revenue (“RMR”) at June 30, 2015 of $9.8 million, a 32.5% increase compared to total RMR of $7.4 million at June 30, 2014.

•	Average revenue per user (“ARPU”) of $125.04 in the second quarter of 2015, up from $97.55 for the same quarter last year.

•	Net loss remained flat at $12.9 million for the second quarter ended June 30, 2015 compared to the same quarter last year.

•	Adjusted EBITDA[1] of $11.7 million for the three months ended June 30, 2015, an increase of 49.0%, compared to $7.8 million in the same period last year.

“Our second quarter financial results reflect significant increases in revenue, RMR, ARPU and Adjusted EBITDA driven by dramatic period growth in our national account base,” said Michael Shaw, CEO of Interface Security Systems Holdings, Inc. “We are successfully delivering upon several large deployments of our bundled physical and network security solutions which is contributing to improved operating metrics and double digit annual growth with high margin net new RMR. In June and July of 2015, we added over $1.6 million to our contracted RMR backlog, enabling us to continue leveraging our internal growth infrastructure to support RMR growth throughout the remainder of the year. Our focus on providing multi-location national accounts with technology enabled security solutions and other IP managed services that improve store operations and Simplify to the Power of One® is thriving and remains unrivaled in the market. We will continue to apply this same effort and strategy as we position Interface for steady growth and profitability in the future.”

1 Adjusted EBITDA is defined in the "Use of Non-GAAP Financial Measures" section and is reconciled to net loss in the addendum of this news release.

Second Quarter 2015 Results

	Three Months Ended June 30,		Percent Change
	2015	2014

Revenue
Services	$34,235	$24,793	38.1%
Products	4,276	2,634	62.3%
Total revenue	38,511	27,427	40.4%

Cost and Expenses
Cost of services	29,421	20,324	44.8%
Cost of products	3,886	2,294	69.4%
General and administrative expenses	6,571	5,715	15.0%
Amortization	1,476	2,211	(33.2)%
Depreciation	3,394	2,381	42.5%
Loss on sale of long-lived assets	322	154	109.1%
Total costs and expenses	45,070	33,079	36.2%
Loss from operations	(6,559)	(5,652)	16.0%
Interest expense	(6,207)	(6,049)	2.6%
Interest income	1	—	*
Loss before provision for income taxes	(12,765)	(11,701)	9.1%
Provision for income taxes	(171)	(1,200)	*
Net loss	(12,936)	(12,901)	0.3%
Redeemable Class A Preferred stock dividends	—	(1,834)	*
Redeemable Class C Preferred stock dividends	—	(655)	*
Convertible and redeemable Class E Preferred stock dividends	—	(190)	*
Convertible and redeemable Class F Preferred stock dividends	—	—	*
Redeemable Class G Preferred stock dividends	—	—	*
Net loss attributable to common stockholders	$(12,936)	$(15,580)	(17.0)%

Revenue

The Company reported total revenue of $38.5 million for the three months ended June 30, 2015, an increase of 40.4%, as compared to the three months ended June 30, 2014. ARPU increased by $27.49, or 28.2%, as of June 30, 2015 compared to June 30, 2014.

Services revenue increased $9.4 million, or 38.1%, to $34.2 million for the three months ended June 30, 2015 as compared with the three months ended June 30, 2014. The increase was due primarily to an increase of $7.5 million in services revenue from RMR growth and higher ARPU in the trailing twelve months and a $1.9 million increase from non-RMR services revenue related to higher installations during the three months ended June 30, 2015 compared to the same period in 2014.

Products revenue increased $1.6 million, or 62.3%, to $4.3 million for the three months ended June 30, 2015 as compared with the three months ended June 30, 2014 due primarily to an increase of $1.6 million in product installations related to the installation revenue Contracted Backlog.

Costs and Expenses

Total cost and expenses increased $12.0 million, or 36.2%, to $45.1 million for the three months ended June 30, 2015 as compared with the three months ended June 30, 2014, primarily related to the changes discussed below.

Cost of services increased $9.1 million, or 44.8%, to $29.4 million for the three months ended June 30, 2015 as compared with the three months ended June 30, 2014. The increase in cost of services is due to a a $3.5 million increase in wages and subcontractor labor, a $2.5 million increase in RMR promotions, provisioning and customer transfer costs and a $3.1 million increase in monitoring and managed service expense. Cost of services may be higher than services revenue during high growth periods due to non-product sales and installation costs related to new RMR installations. For the three months ended June 30, 2015, the cost of servicing ending RMR of $9.8 million compared to $7.4 million of ending RMR for the same period in 2014 and installation service costs were higher related to the installation of $0.7 million of RMR during the three months ended June 30, 2015.

Cost of products increased $1.6 million, or 69.4%, to $3.9 million for the three months ended June 30, 2015 as compared with the three months ended June 30, 2014. The increase in cost of products is related to an increase in installation materials, net of capitalized installation materials, of $1.5 million associated with higher installation revenue and new RMR added during the three months ended June 30, 2015 and an increase in maintenance material costs of $0.2 million.

General and administrative expenses increased $0.9 million for the three months ended June 30, 2015 as compared with the three months ended June 30, 2014. The increase is related to an increase in bad debt expense of $0.5 million, a $0.5 million increase in accrued management fees that are not currently payable and an increase in property taxes of $0.1 million offset by $0.3 million in legal and accounting fees and other costs related to the registration statement on Form S-4 filed in 2014.

Amortization expense decreased $0.7 million, or 33.2%, to $1.5 million for the three months ended June 30, 2015 as compared with the three months ended June 30, 2014. The decrease was primarily due to acquired alarm monitoring accounts reaching the end of their amortizable life as of June 30, 2015.

Depreciation expense increased $1.0 million, or 42.5%, to $3.4 million for the three months ended June 30, 2015 as compared with the three months ended June 30, 2014. The increase was primarily due to the net addition of new subscriber system assets of $7.3 million during the three months ended June 30, 2015.

Adjusted EBITDA

Adjusted EBITDA increased 49.0% for the three months ended June 30, 2015 compared to the corresponding period in 2014. The increase was primarily a result of an increase in organic RMR installations contributing to a higher RMR service margin contribution as compared to 2014.

Net Loss

Net loss remained flat at $12.9 million for the three months ended June 30, 2015 compared to the three months ended June 30, 2014 primarily as a result of the factors described above.

Liquidity

Our primary sources of liquidity are our cash on hand and the Revolving Credit Facility. As of June 30, 2015, we had cash on hand of $0.9 million and $12.4 million of available borrowing capacity under our Revolving Credit Facility. We had negative working capital of $13.9 million as of June 30, 2015 and positive working capital of $20.0 million as of December 31, 2014. We used $9.0 million and $22.3 million of cash to fund our operations for the three months ended June 30, 2015 and 2014, respectively.

Earnings Presentation

The Company will provide additional information in its Second Quarter 2015 Earnings Presentation which can be viewed at the Company’s website at http://www.interfacesystems.com under "Investor Relations" under "Financial Information."

About Interface

Interface Security Systems is a recognized industry leader and pioneer in the Bundled Managed Service Provider space helping primarily large, commercial multi-site customers SIMPLIFY TO THE POWER OF ONE® by combining managed services into one highly-efficient, integrated bundle. By providing network access as part of a managed services bundle, the Company saves its clients the trouble of dealing with multiple vendors while saving them money as well. Interface manages a broad range of secure, IP-based security solutions for retail, commercial and small business customers as well as remote interactive video surveillance. The Company operates two UL Approved 5-Diamond CSAA Certified Secure Operations Centers and a nationwide service delivery infrastructure. Interface is a portfolio company of SunTx Capital Partners. For more information on Interface, visit www.interfacesystems.com.

Use of Non-GAAP Financial Measures

We use certain financial measures, including EBITDA and Adjusted EBITDA, as supplemental measures of our operating performance that are not required by, or presented in accordance with, GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity. These measures are used in the internal management of our business, along with the most directly comparable GAAP financial measures, in evaluating our operating performance. In addition, our presentation of Adjusted EBITDA is consistent with the equivalent measurements that are contained in our Revolving Credit Facility and the indenture governing the Senior Secured Notes.

EBITDA represents net (loss) income attributable to Interface Security Systems Holdings, Inc. before interest expense, interest income, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA as further adjusted for gain or loss of sale of long-lived assets, gain on sale of Transferred Assets, accrued but not currently payable management fees, sales and installation costs, net of sales and installation revenue, related to organic RMR growth, plus 50% of non-capitalized corporate and service center administrative costs related to organic RMR growth, less capitalized subscriber system assets. Our calculation of Adjusted EBITDA does not include any adjustments for expenses related to the sale of the Transferred Assets, financing of the Revolving Credit Facility or costs of preparing for the initial registration of the Senior Secured Notes. These expenses for the three and six ended June 30, 2014 were $0.3 million and $2.2 million, respectively.

Our measurement of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies and are not measures of performance calculated in accordance with GAAP. We have included information concerning EBITDA and Adjusted EBITDA because we believe that such information is used by certain investors as supplemental measures of a company’s historical ability to service debt. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and Adjusted EBITDA when reporting their results. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of, our operating results or cash flows as reported under GAAP. Some of these limitations are:

•	they do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•
although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; and

•	other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only for supplemental purposes. Please see our consolidated financial statements contained elsewhere in this report.

Cautionary Statement Regarding Forward Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the SEC. Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “could,” “would,” “should,” and "potential", among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this presentation are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	our inability to maintain compliance with various covenants under the Revolving Credit Facility to borrow funds;

•
restrictions in the indenture governing the 12.50% / 14.50% Senior Contingent Cash Pay Notes issued by Interface Master Holdings, Inc. on our ability to incur additional funded debt, other than amounts available under the Revolving Credit Facility;

•	our ability to compete effectively in a highly‑competitive industry;

•	catastrophic events that may disrupt our business;

•	our ability to retain customers;

•	concentration of RMR in a few top customers and concentration of our business in certain markets;

•	our ability to manage relationships with third‑party providers, including telecommunication providers and broadband service providers;

•	our reliance on third party component providers and the risk associated with any failure, supply chain disruption or interruption in products or services provided by these third parties;

•	our reliance on third party software and service providers;

•	our ability to obtain or maintain necessary governmental licenses and comply with applicable laws and regulations;

•	changes in governmental regulation of communication monitoring;

•
our reliance on network and information systems and other technologies and our ability to manage disruptions caused by cyber-attacks, failure or destruction of our networks, systems, technologies or properties;

•	macroeconomic factors;

•	economic, credit, financial or other risks affecting our customers and their ability to pay us;

•	the uncertainty of our future operating results;

•	our ability to attract, train and retain an effective sales force; and

•	the loss of our senior management.

There may be other factors that may cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this quarterly report and are expressly qualified in their entirety by the cautionary statements included in this quarterly report. We undertake no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

Contact Investor Relations:
Heather Helm
314-595-0177
Heather.Helm@interfacesystems.com

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS

	Three Months Ended June 30,
	2015	2014

Revenue
Services	34,235	$24,793
Products	4,276	2,634
Total revenue	38,511	27,427
Costs and Expenses
Cost of services	29,421	20,324
Cost of products	3,886	2,294
General and administrative expenses	6,571	5,715
Amortization	1,476	2,211
Depreciation	3,394	2,381
Loss on sale of long-lived assets	322	154
Total costs and expenses	45,070	33,079
Loss from operations	(6,559)	(5,652)
Interest expense	(6,207)	(6,049)
Interest income	1	—
Loss before provision for income taxes	(12,765)	(11,701)
Provision for income taxes	(171)	(1,200)
Net loss	(12,936)	(12,901)
Redeemable Class A Preferred stock dividends	—	(1,834)
Redeemable Class C Preferred stock dividends	—	(655)
Convertible and redeemable Class E Preferred stock dividends	—	(190)
Convertible and redeemable Class F Preferred stock dividends	—	—
Redeemable Class G Preferred stock dividends	—	—
Net loss attributable to common stockholders	$(12,936)	$(15,580)

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS

	June 30, 2015	December 31, 2014

Assets
Current assets
Cash and cash equivalents	$887	$25,833
Accounts receivable, less allowance for doubtful accounts of $1,320 and $1,105	12,581	11,964
Inventories	10,425	21,655
Prepaid expenses, notes receivable and other assets	4,177	3,460
Total current assets	28,070	62,912
Property and equipment, net	39,849	27,718
Intangible assets, net	21,295	24,332
Goodwill	40,463	40,463
Deferred charges	5,624	6,654
Other assets	7,385	7,216
Total assets	$142,686	$169,295

Liabilities and Stockholders' Deficit
Current liabilities
Current portion of capital leases and other obligations	$3,015	$2,126
Accounts payable	16,702	18,070
Accrued expenses	16,924	16,901
Customer deposits	1,782	2,375
Deferred revenue	3,574	3,419
Total current liabilities	41,997	42,891
Long-term deferred revenue	2,814	2,826
Deferred tax liability	8,386	8,088
Capital leases and other obligations	2,007	2,280
Long-term debt	266,000	262,000
Total liabilities	321,204	318,085
Mezzanine equity
Redeemable Class A Preferred Stock, $1.00 par value, 70,000 shares authorized, 39,398 shares outstanding at June 30, 2015 and December 31, 2014	110,284	110,284
Redeemable Class C Preferred Stock, $1.00 par value, 60,000 shares authorized, 16,094 shares outstanding at June 30, 2015 and December 31, 2014	41,154	41,154
Convertible and redeemable Class E Preferred Stock, $1.00 par value, 50,000 shares authorized, 10,467 shares outstanding at June 30, 2015 and December 31, 2014	11,961	11,961
Total mezzanine equity	163,399	163,399
Stockholders' deficit
Class A Common Stock, $0.01 par value, 3,000,000 shares authorized, 2,632,840 shares outstanding at June 30, 2015 and December 31, 2014	26	26
Class B Common Stock, $0.01 par value, 1,500,000 shares authorized, 976,880 shares outstanding at June 30, 2015 and December 31, 2014	10	10
Additional paid-in-capital	71,564	71,564
Accumulated deficit	(413,517)	(383,789)
Total stockholders' deficit	(341,917)	(312,189)
Total liabilities and stockholders' deficit	$142,686	$169,295

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
IN THOUSANDS

	Six Months Ended June 30,
	2015	2014

Cash flows from operating activities
Net (loss) income	$(29,728)	$14,789
Adjustments to reconcile net loss to net cash used in operating activities
Amortization	3,036	4,583
Depreciation	6,412	4,831
Amortization of deferred charges	1,099	1,092
Deferred income tax	298	(611)
Loss on sale of long-lived assets	548	633
Gain on sale of Transferred Assets	—	(39,715)
Change in operating assets and liabilities
Accounts receivable	(618)	4
Inventories	12,168	(2,782)
Prepaid expenses, notes receivable and other assets	(887)	(2,540)
Accounts payable	(1,431)	(3,432)
Accrued expenses	565	181
Customer deposits	(593)	(116)
Deferred revenue	144	792
Net cash used in operating activities	(8,987)	(22,291)
Cash flows from investing activities
Capital expenditures, subscriber system assets	(18,507)	(3,482)
Capital expenditures, other	(539)	(585)
Proceeds from sale of property and equipment	19	100
Proceeds from sale of Transferred Assets	—	40,799
Change in restricted cash	—	(140)
Net cash (used) provided by investing activities	(19,027)	36,692
Cash flows from financing activities
Proceeds from Revolving Credit Facility	4,000	5,500
Payments on capital leases and other obligations	(864)	(280)
Payments on related party notes	—	100
Proceeds of issuance from common stock	—	71,600
Dividends paid on preferred stock	—	(27,281)
Redemptions of preferred stock	—	(5)
Deferred financing fees	(68)	—
Net cash provided by financing activities	3,068	49,634
Net (decrease) increase in cash	(24,946)	64,035
Cash and cash equivalents
Beginning of period	25,833	361
End of period	$887	$64,396
Supplemental Disclosures
Cash paid for interest	$11,274	$11,161
Cash paid for taxes	180	180

Noncash items
Capital expenditures in accounts payable	$272	$263
Acquisition of inventory through financing arrangements	$938	$167
Acquisition of equipment through capital leases	$—	$357
Dividends accrued on Class A preferred stock	$—	$(4,564)
Dividends accrued on Class C preferred stock	$—	$(1,630)
Dividends accrued on Class E preferred stock	$—	$(502)
Dividends accrued on Class F preferred stock	$—	$(14)
Dividends accrued on Class G preferred stock	$—	$(19)

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
IN THOUSANDS

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net (loss) income	$(12,936)	$(12,901)	$(29,728)	$14,789
Provision for income taxes	171	1,200	389	(1,111)
Interest expense	6,207	6,049	12,371	12,182
Interest income	(1)	—	(1)	(4)
Depreciation	3,394	2,381	6,412	4,831
Amortization	1,476	2,211	3,036	4,583
EBITDA	(1,689)	(1,060)	(7,521)	35,270
Loss on sale of long-lived assets	322	154	548	633
Gain on sale of Transferred Assets	—	—	—	(39,715)
Accrued management fees (a)	542	83	542	208
Sales and installation expense (b)	23,937	11,016	57,927	23,223
50% of overhead expenses (c)	3,015	2,816	5,982	6,804
Capitalized expenditures, subscriber system assets (d)	(7,323)	(1,452)	(18,570)	(3,134)
Sales and installation revenue (e)	(7,108)	(3,709)	(15,810)	(8,111)
Adjusted EBITDA	$11,696	$7,848	$23,098	$15,178

(a)	Reflects fees under the SunTx Management Agreement that are not currently payable.

(b)	Reflects sales and installation costs related to organic RMR growth.

(c)
Reflects 50% of the corporate and service center administrative costs related to organic RMR growth and is not capitalized. Corporate and service center administrative costs include expenses and the related overhead to support the RMR and installation growth. Other industry participants customarily allocate 50% of their overhead cost to RMR and sales growth.

(d)
Reflects sales and installation costs related to organic RMR growth, including those costs that are capitalized as subscriber systems assets. Since the full amount of sales and installation expense is added as an adjustment in (b) above, the capitalized portion of the sales and installation cost is deducted from the Adjusted EBITDA calculation.

(e)	Reflects revenue received for the installation of subscriber systems related to organic RMR growth to match certain costs incurred in connection with the installations as described in (b) above.